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                                                                   Exhibit 10.11

                 FULL AND FINAL RELEASE AND SEPARATION AGREEMENT

     RONALD R. REED ("REED") and COMMUNITY CENTRAL BANK, a Michigan banking corporation ("BANK"), enter into the following FULL AND FINAL RELEASE AND SEPARATION AGREEMENT ("AGREEMENT") for an orderly separation of REED'S employment with BANK and for the complete resolution of any claims or disputes arising out of REED'S employment with or separation from BANK. REED and BANK agree as follows:

     1. REED'S last day of employment with BANK will be JULY 17, 2007, and REED agrees that he will cease to accrue benefits under BANK'S Retirement Plan and will cease to be entitled to have any contribution made on his behalf to BANK'S 401(k) Plan as of that date or to receive any other benefit unless specifically set out in this AGREEMENT. REED will submit a letter of resignation effective JULY 17, 2007, which BANK will accept.

     2. BANK will pay REED all salary earned and all unused vacation benefits, if any, to which REED is entitled, minus applicable withholding taxes, through JULY 17, 2007. REED agrees that he is not entitled to any other compensation or benefits of any kind from BANK except for any benefits to which he may be entitled under the BANK Retirement Plan or the BANK 401(k) Plan that accrued prior to JULY 17, 2007.

     3. BANK will pay REED One Hundred Forty-Five Thousand Dollars, ($145,000.00) (minus applicable withholding taxes), subject to the provisions of Paragraph 7, below. Payment will be made within ten (10) business days following the later of the complete execution of this AGREEMENT or the expiration of the revocation period set out in Paragraph 7, below, so long as this AGREEMENT is signed by REED and not timely revoked by him. REED agrees that he has no right to such payment except pursuant to this Release.

     4. REED is entitled to maintain his group health plan coverage for up to eighteen (18) months pursuant to COBRA. Subject to the provisions of Paragraph 7, below, the BANK will pay the premiums, necessary to continue REED'S COBRA coverage for that eighteen (18) month period commencing with the first payment due following the date on which this AGREEMENT becomes effective and ending with the eighteenth such payment, or when REED finds other employment which provides comparable coverage, which ever occurs first. REED'S eligibility for benefits and the extent of REED'S coverage will continue to be governed by the terms of the group health plan.

     5. For and in consideration of the payments and agreements set forth in paragraphs 3 and 4, above, REED does hereby release, acquit and forever discharge BANK, its owners, stockholders, agents, employees, shareholders, directors, officers, fiduciaries, administrators, representatives, subsidiaries, attorneys, divisions, affiliated entities, partnerships, joint ventures, successors or assigns (hereinafter collectively referred to as "BANK ET AL") from any and all issues, charges, claims, demands, actions, causes of action and claims for damages whatsoever including all claims for compensatory and liquidated damages, whether known or unknown, suspected or unsuspected, and whether founded in fact or in law, and any and all claims for injuries whatsoever, as well as all claims for costs and attorney fees of every kind, nature or description which REED has, may have, may have had or hereafter may have upon or by reason of any matter, cause or thing whatsoever arising from REED'S employment with and/or circumstances leading to his separation of employment from BANK, which has, had or may have occurred up to and including the date of this AGREEMENT, including but not limited to any and all civil rights claims and/or any claims arising under the Age Discrimination in Employment Act of 1967, the Elliott-Larsen Civil Rights Act, the Michigan Persons with Disabilities Civil Rights Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the Whistleblowers' Protection Act and Title VII of the Civil Rights Act of 1964, as amended.

     6. REED agrees that if he files a lawsuit or claim of any type in any forum against BANK that has been waived in connection with this AGREEMENT, except for an action pursuant to the Age Discrimination in Employment Act, he will return to BANK all of the money received, including the value of all of the premiums paid and benefits received from BANK, as a result of this AGREEMENT before proceeding in any way with the lawsuit or claim. REED further agrees that he will pay all the costs, expenses and attorney fees incurred by BANK in defending against such a lawsuit or claim.

     7. THE PAYMENT AND THE BENEFIT COVERAGE SET FORTH IN PARAGRAPHS 3 AND 4 ABOVE WILL NOT COMMENCE UNTIL REED EXECUTES THIS AGREEMENT AND THE REVOCATION PERIOD SET OUT IN PARAGRAPH 15, BELOW, HAS EXPIRED WITHOUT THIS AGREEMENT HAVING BEEN REVOKED. THE BANK WILL HAVE NO FURTHER OBLIGATIONS TO REED UNDER THOSE TWO PARAGRAPHS IF REED FAILS TO EXECUTE THIS AGREEMENT OR EXECUTES BUT TIMELY REVOKES THIS AGREEMENT.

     8. REED understands and agrees that he has an obligation to inform BANK in the event that he obtains other employment which provides group health care coverage comparable to that which he is receiving pursuant to this AGREEMENT and that upon obtaining such coverage, the benefit coverage set forth in paragraph 4 above will be discontinued and BANK will have no further obligations to REED under that paragraph.

     9. REED accepts the terms of this AGREEMENT, agrees that the AGREEMENT provides him with payments and benefits to which he is not otherwise entitled, and agrees that the AGREEMENT is not an admission of any liability to REED by BANK.

     10. REED understands and agrees that the terms of this AGREEMENT, including the payments made to REED, shall be confidential and shall not be divulged to any third party other than his spouse, attorney, financial advisor or as otherwise required by law, without the prior written consent of BANK.

     11. REED understands and agrees that he has had access to confidential, proprietary business information of BANK as a result of employment, and REED hereby agrees not to use such information personally or for the benefit of others. REED also agrees not to disclose to any third party any confidential and/or proprietary business information of BANK at any time in the future so long as such information remains confidential.

     12. REED understands and agrees that he will return any and all property in his possession belonging to BANK, including but not limited to any computer hardware, computer software, personnel files, financial records, documents, agreements and keys.


                                       2

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     13. REED agrees that, while he may be employed by another bank or banking corporation, during the nineteen (19) month period from July 17, 2007 until February 17, 2009, unless expressly authorized by BANK, REED will not, directly or indirectly, either on his own behalf or on behalf of any other person or entity, solicit to provide banking services to any BANK CUSTOMER or solicit any BANK employee to leave BANK or to seek employment elsewhere. For the purposes of this provision, "CUSTOMER" means any person or entity that is or has been a customer of BANK'S within one year prior to the date of this AGREEMENT or who becomes a customer of BANK'S between now and February 17, 2009.

     REED further acknowledges that any failure to comply with the terms of this provision shall irreparably harm BANK and that BANK shall not have an adequate remedy at law in the event of such non-compliance. REED acknowledges and agrees that BANK shall be entitled to obtain a court order in any court of competent jurisdiction preventing REED from committing, threatening, or continuing any acts of material non-compliance with this provision, in addition to any or all other remedies available in law or equity, REED agrees that BANK shall be entitled to recover from REED all attorney fees, costs and expenses incurred by or on behalf of BANK in enforcing this provision or any of BANK'S rights hereunder.

     REED further agrees that if it is judicially determined that he has violated any of his obligations under this Paragraph 13, then the period applicable to each obligation that he has been determined to have violated will automatically be extended by a period of time equal in length to the period during which such violation(s) occurred.

     14. REED acknowledges that he was advised and had full opportunity to consult with an attorney of his own choosing prior to executing this AGREEMENT .

     15. REED further acknowledges that he was given a period of twenty-one (21) days within which to consider this AGREEMENT. REED also understand that, during the seven-day period following his signature on this AGREEMENT, he may revoke this AGREEMENT and this AGREEMENT will not become effective or enforceable until the seven-day revocation period has expired without his exercise of his right to revoke.

     16. This AGREEMENT shall be construed under the laws of the State of Michigan.

     17. It is further understood and acknowledged that the terms of this AGREEMENT are contractual and not a mere recital and that there are no agreements, understandings or representations made by BANK, its agents or representatives, except as expressly stated.

     18. Whenever possible, each provision of this AGREEMENT will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this AGREEMENT is held to be prohibited by or invalid under applicable law, such provisions will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this AGREEMENT.

     19. REED acknowledges that before signing this AGREEMENT consisting of four
(4) pages in total, he has read it, that he fully understands its terms, content and effect, that he has


                                       3

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had the opportunity to seek the advice of an attorney of his own choosing, that he has had sufficient time to consider whether to enter into this AGREEMENT, and that he has relied fully and completely on his own judgment in executing this AGREEMENT.

     IN WITNESS WHEREOF, RONALD R. REED has executed this FULL AND FINAL RELEASE AND SEPARATION AGREEMNT and has acknowledged that he executed it as his own free act and deed.

                                        DATED:
-------------------------------------          ---------------------------------
RONALD R. REED

ACKNOWLEDGMENT - The preceding document was acknowledged before me in _____________________ County, Michigan on this ____ day of _______________, 2007 by Ronald R. Reed.


                                        ----------------------------------------
                                                     , Notary Public


                                                                County, Michigan
                                        -----------------------

                                        My commission expires:
                                                               -----------------


COMMUNITY CENTRAL BANK


BY:
    ---------------------------------
ITS:
     --------------------------------
DATED:
       ------------------------------


                                       4

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                              Automobile Agreement

     Community Central Bank ("Bank") agrees to pay Ronald R. Reed ("Reed") fifteen thousand dollars ($15,000.00) and to transfer to him the 2007 Cadillac that has been provided to him by the Bank. Reed elects to keep and further agrees to assume the lease on said vehicle. Payment will be made within ten (10) business days of completion of the paperwork necessary to transfer the lease into Reed's name.

Community Central Bank


By:
    ---------------------------------
Its:
     --------------------------------
Dated:
       ------------------------------


-------------------------------------
Ronald R. Reed

Dated:
       ------------------------------